Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Announces Voluntary Delisting from TSX Venture Exchange

DENVER, January 21, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services (“IONM”), announces that it has applied to voluntarily delist its common shares (the “Common Shares”) from the TSX Venture Exchange (the “TSXV”). Accordingly, it is anticipated that, effective as at the close of markets on February 7, 2022, the Common Shares will no longer be traded on the TSXV and will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IONM”. Upon completion of the delisting, Canadian shareholders will be able to continue to trade their Common Shares on the Nasdaq.

John A. Farlinger, executive chairman and CEO said, “Assure’s listing on the Nasdaq exchange, which we achieved in September 2021, was a longstanding Company objective. Nasdaq represents the substantial majority of Assure’s trading volume, and our stock ownership is overwhelmingly U.S.-based. Therefore, the Company believes that the relatively low trading volume of the Common Shares on the TSXV no longer justifies the expenses and administrative efforts associated with maintaining a dual listing. The Company looks forward to providing its shareholders with continued liquidity and growth as it continues to work toward its business objectives in 2022 and beyond.”

Most brokers in Canada, including discount and online brokers, have the ability to buy and sell securities listed on Nasdaq. Therefore, the Company’s Nasdaq listing will continue to provide shareholders with the same accessibility to trade the Common Shares. Shareholders holding Common Shares in Canadian brokerage accounts should contact their brokers to confirm how to trade the Company’s shares on the Nasdaq.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to comments with respect to trading volumes and liquidity on the Nasdaq and the timing of the delisting of the Common Shares from the TSXV. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and business and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com